Exhibit 23.5


                                    CONSENT

         We hereby consent to the references to our firm and to the inclusion of references to, and summaries of, our estimates of ZiLOG's reorganization value in the sections entitled "Management Discussion and Analysis," "Business," the Notes to Consolidated Financial Statements and the Notes to Unaudited Interim Financial Statements presented in the Registration Statement on Form S-1 (Registration No. 333-98529) of ZiLOG, Inc., and any amendments or supplements thereto, including Amendment No. 2 and any post-effective amendments (the"Registration Statement"). In giving the foregoing consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                              LAZARD FRERES & CO., LLC


                                              By: /s/ Daniel M. Aronson
                                              -----------------------------
                                              Name:   Daniel M. Aronson
                                              Title:  Director

Date:  April 11, 2003